Exhibit 99.1

i-80 Gold Announces High-Grade Mineral Resource Estimate for

the FAD Project and Confirms Near-Surface Oxide Mineralization

RENO, NEVADA, November 6, 2025 – i-80 GOLD CORP. (TSX:IAU) (NYSE:IAUX) (“i-80 Gold” or the “Company”) is pleased to announce the results of a mineral resource update prepared in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects for its FAD Project (“FAD” or the “Project”), which confirms the presence of high-grade gold, silver, lead and zinc mineralization. The Project is a non-core asset located on the FAD Property (the “Property”), immediately south of i-80 Gold’s Ruby Hill Property along the southeastern extent of the highly prolific Battle Mountain-Eureka Trend in northeastern Nevada, USA (see Figure 1 in Appendix).

Highlights

•	Indicated Mineral Resource Estimate of 594 kt at 4.51 g/t Au, 209.7 g/t Ag, 4.34% Pb, and 6.77% Zn containing 86 koz Au, 4.0 Moz Ag, 57 Mlb Pb, and 89 Mlb Zn

•	Inferred Mineral Resource Estimate of 2,736 kt at 5.07 g/t Au, 188.6 g/t Ag, 3.69% Pb, and 4.42% Zn containing 446 koz Au, 16.6 Moz Ag, 223 Mlb Pb, and 267 Mlb Zn

•	At spot commodity prices, there is approximately 7,360 kt containing 895 koz Au, 31 Moz Ag, 407 Mlb Pb, and 678 Mlb Zn

•	High-grade polymetallic asset with attractive net smelter returns of approximately $430/t and $442/t in the indicated and inferred mineral resource categories, respectively.

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Analysis of two metallurgical composites from FAD sulfide material indicates critical metals such as gallium, indium, antimony, and tin are present in the zinc concentrate with average grades of 126.0 g/t Ga, 122.5 g/t In, 324.0 g/t Sb, and 759.5 g/t Sn, respectively, providing further upside from a metallurgical and permitting standpoint.

•	At surface, oxide gold mineralization present at the Gold Hill target on the Property.

“The FAD mineral resource update highlights the high-grade nature of the deposit and supports our geological understanding of the Project,” stated Tyler Hill, Vice President of Geology. “This resource estimate only includes drill holes where quality control measures could be validated and excludes a significant number of historical drill holes where control measures could not be verified. Even with a limited number of drill holes completed to-date, we have significantly enhanced the Project through validation and organization of historic data, and through the metallurgical test work conducted. The deposit remains open at depth, to the east and north where several wide-spaced historic holes have intersected mineralization.”

Mr. Hill added, “We believe FAD has significant upside potential and that the Project could benefit considerably from additional drilling, providing substantial exposure to high-grade polymetallic mineralization in a tier-one mining jurisdiction.”

FAD presents a significant opportunity due to its high-grade nature and further growth potential, however, the Company remains focused on advancing its portfolio of five core gold projects and refurbishing the Lone

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Tree central processing facility which underpin its development plan to create a Nevada-focused mid-tier gold producer. The Property is considered non-core and is being contemplated for sale in support of the Company’s recapitalization objectives.

The Project was acquired in 2023 through the acquisition of Paycore Minerals Inc. (“Paycore”) for consideration of approximately US$88 million through an all-share transaction. The Property also hosts gold oxide mineralization near surface at the Gold Hill deposit (see Figures 2 and 3 in the Appendix). Preliminary work conducted by the Company demonstrates opportunity to monetize the near surface gold mineralization at Gold Hill through heap leaching at nearby facilities, including i-80 Gold’s Ruby Hill heap leach facility.

Updated Mineral Resource Estimate

The mineral resource estimate (“MRE”) hosts 594 kt of ore in the indicated category with gold, silver, lead and zinc grades of 4.51 g/t, 209.7 g/t, 4.34%, and 6.77%, respectively. In the inferred category, there are 2,736 kt with respective gold, silver, lead and zinc grades of 5.07 g/t, 188.6 g/t, 3.69%, and 4.42%.

Tables 2 and 3 below illustrate the deposit’s sensitivity to commodity prices and various net smelter return (“NSR”) cut-offs.

The MRE is based on 82 drill holes with a cumulative length of approximately 32,000 meters and 4,613 assays. This is comprised of 61 historical holes totaling approximately 16,000 meters with 664 assays, and 21 holes totaling approximately 16,000 meters, with 3,949 assays from the 2021 to 2023 drilling programs.

From 2021 to 2023, Paycore and i-80 Gold completed 32 surface reverse circulation and diamond drill holes, totaling approximately 22,000 meters, with 5,460 assayed samples. Sample results from the 2023 drilling conducted by i-80 Gold are shown below (see i-80 Gold press release dated January 25, 2024).

•	Hole PC23-22: 9.0 g/t Au, 92.4 g/t Ag, 12.2% Zn & 1.0% Pb over 14.6 m

•	Hole PC23-28: 3.9 g/t Au, 185.6 g/t Ag, 11.1% Zn & 3.6% Pb over 25.4 m, including 4.1 g/t Au,350.1 g/t Ag, 13.5% Zn & 7.3% Pb over 11.0 m

The results from the most recent drilling programs confirmed the historical data on mineralization, which showed mineralization occurs in two main zones: a shallow oxide zone associated with the Hamburg and Eldorado Dolomite in an area of historic mining, and a deeper sulfide zone of mineralization hosted in the Eldorado Dolomite (see Figures 2 to 5 in the Appendix).

Table 1: FAD Mineral Resource Estimate as of October 31, 2025.

Resource Class	Tonnes (000)	Grades				NSR per Tonne	Contained Metal
		Au g/t	Ag g/t	Pb %	Zn %		Au oz (000)	Ag oz (000)	Pb lbs (000)	Zn lbs (000)
Measured	—	—	—	—	—	—	—	—	—	—
Indicated	594	4.51	209.7	4.34	6.77	430.2	86	4,006	56,902	88,651
Measured + Indicated	594	4.51	209.7	4.34	6.77	430.2	86	4,006	56,902	88,651
Inferred	2,736	5.07	188.6	3.69	4.42	441.9	446	16,586	222,686	266,855

Notes to table above:

1.	MRE is reported using the 2014 CIM Definition Standards, with an effective date of October 31, 2025. The Qualified Person for the estimate is Ms. Terre Lane, a GRE employee.
2.	Mineral resources are not mineral reserves and do not have demonstrated economic viability.

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3.

MRE is presented as undiluted and in situ for an underground scenario and is considered to have reasonable prospects for eventual economic extraction. MRE shows sufficient continuity and isolated blocks were removed; therefore, the herein MRE meets the CIM Guidelines published in November 2019.

4.

MRE is reported using an NSR cut-off of $259/tonne, calculated using gold price of US$2,400/oz, silver price of US$26.81/oz, lead price of US$1.04/lbs and zinc price of $1.39/lbs; reference mining cost of $165.35/tonne processed; processing cost of $27.56/tonne processed; general and administrative costs of $ 11.02/tonne processed.

5.	The resources are reported in metric units (Tonnes = metric tonnes and g/t = grams per metric tonnes).
6.	Numbers have been rounded to the nearest thousand and may not sum.
7.	The QP Ms. Terre Lane is not aware of any known environmental, permitting, legal, title-related, taxation, sociopolitical, or marketing issues or any other relevant issues that could affect this MRE.

Grade – Tonnage Relationship

Table 2 below demonstrates the sensitivity of tonnages and grades to commodity prices. At spot prices there are 7,362 kt of mineralized material for approximately 895 koz of gold, 31 Moz of silver, 408 Mlb of lead and 680 Mlb of zinc (see Table 3).

Table 2: Sensitivity of Mineral Resources to Metal Price Assumptions

	Tonnes (000)	Grades				NSR per Tonne	Contained Metal
		Au (g/t)	Ag (g/t)	Pb (%)	Zn (%)		Au oz (000)	Ag oz (000)	Pb lbs (000)	Zn lbs (000)
Scenario 1 (Base)	3,330	4.97	192.3	3.81	4.84	439.8	532	20,588	279,704	355,320
Scenario 2	4,775	4.46	161.8	3.18	4.56	466.9	685	24,839	334,757	480,030
Scenario 3	6,071	4.08	143.6	2.81	4.35	489.9	796	28,029	376,094	582,210
Scenario 4 (Spot)	7,362	3.78	129.8	2.51	4.18	512.2	895	30,723	407,380	678,425

Table 3: Commodity Price Assumptions for Scenario Analysis

	Commodity Price Assumptions
	Au ($/oz)	Ag ($/oz)	Pb ($/lb)	Zn ($/lb)
Scenario 1 (Base)	$2,400	$26.81	$1.04	$1.39
Scenario 2	$3,000	$33.00	$1.04	$1.39
Scenario 3	$3,500	$40.00	$1.04	$1.39
Scenario 4 (Spot)	$4,000	$50.00	$0.85	$1.35

Project Background

FAD is located along the southeastern extent of the Battle Mountain-Eureka Trend and sits contiguous with the Ruby Hill Property (see Figure 1 in the Appendix). The Company acquired FAD in 2023 through the acquisition of Paycore. Paycore completed approximately 11,000 meters of drilling, expanding the deposit, prior to the sale of the asset to i-80 Gold who completed approximately 10,000 meters of drilling during 2023.

The FAD deposit was explored by several prior leaseholders in the mid-20th century, with a consortium led by Hecla Mining Company completing the most significant quantity of work. This exploration effort included the creation of two shafts (Locan and FAD) to access the deposit, about 120 borings and approximately 3,000 meters of exploration drilling.

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Historical exploration programs included both surface and underground drilling augmented by channel samples collected from drifts developed from the FAD shaft, and approximately 3,000 meters of development drilling, some of which was sampled. This work occurred during an exploration period of approximately 20 years with most of the work completed between 1948 and 1963.

The Property consists of 75 unpatented lode mining claims, and 110 patented mine claims. There are approximately 1,733 acres within the Property boundary, consisting of 981 acres of unpatented claims, 705 acres of patented mine claims, 47 acres at the mills site (see Figure 5 in the Appendix). The Company has modified the original FAD boundary lines purchased in 2023, to provide flexibility for the development of its adjacent Mineral Point project.

Known mineralized zones on the Property are mostly contained within private patented land with existing disturbance which allows for immediate drilling to take place.

Metallurgical Testing

Preliminary assumptions for the MRE are based on the expectation that lead-silver and zinc-silver concentrates can be produced and shipped to a variety of smelter options. Preliminary test work indicates the lead-silver and zinc-silver concentrates are salable. Further, the MRE assumes a gold-silver pyrite concentrate can be processed at an autoclave facility. These assumptions were used to develop NSR values and cut-off grades for resource reporting. The average recoveries for the different concentrate products derived from the mineralized material are summarized in Table 4 and were determined by work completed by Blue Coast Research in 2023. Test work indicates that the majority of the gold mineralization reports to the rougher and cleaner tails in pyrite concentrate. Notably, the sulfide composites contain low silica and low deleterious metals, enhancing the expected quality potential of future concentrates.

Table 4: Average Concentrate Recoveries

Concentrates	Gold (%)	Silver (%)	Lead (%)	Zinc (%)
Lead-Silver Concentrate	—	60.5	80.5	1.6
Zinc-Silver Concentrate	—	15.6	4.5	75.7
Pyrite Gold-Silver Concentrate	80.0	5.0	—	—

Future work should include systematic metallurgical test programs to confirm recovery assumptions, evaluate concentrate characteristics, and provide reliable inputs for economic studies. This testing will be essential to de-risk the Project and support advancement toward more advanced technical studies.

Additionally, critical metals such as gallium and indium are present in the zinc concentrate, with average grades of 126.0 g/t and 122.5 g/t, respectively, providing further upside from a metallurgical and permitting standpoint.

Geology and Mineralization

The Eureka district is characterized by gold-silver-lead-zinc polymetallic carbonate replacement and Carlin-type gold deposits, which are the two primary deposit-types within the district. The FAD deposit is a mid-Cretaceous gold-rich carbonate replacement deposit and is hosted by the Eldorado dolomite of middle Cambrian age. The source of hydrothermal mineralized material forming fluids remains enigmatic, but may be one of the proximal Cretaceous intrusions, including the Ruby Hill stock.

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Sulfide replacement deposit on the FAD property consists mainly of subequal amounts of pyrite, sphalerite, and galena, with subordinate amounts of hydrothermal dolomite, calcite, arsenopyrite, tennantite, pyrrhotite, quartz, and chalcopyrite. Locally, relatively pure pods of pyrite, galena, and sphalerite are found with thicknesses in the range of tens of centimeters within sulfide replacement masses at FAD. Gold occurs mostly as inclusions in pyrite or in a solid solution in pyrite or arsenian pyrite, based on metallurgical tests.

Gold Hill Oxide Target

The Property hosts the historic original high-grade Ruby Hill mine (currently Gold Hill) (see Figures 2, 3, and 5 in the Appendix). The Eureka district produced an estimated 1,800,000 tonnes from 1866 through 1964 and is estimated to have contained 1,650,000 ounces of gold, 39,000,000 ounces of silver, and 625 million pounds of lead(1). Although the exact figures are unknown, the majority of this production came from the original Ruby Hill mine, now known as Gold Hill on the FAD property.

In 2022, Paycore drill tested the potential for an open pit mine in the vicinity of the historic mine. Sample results(2) include:

•	1.0 g/t Au, 25.7 g/t Ag, 4.3% Zn & 1.0% Pb over 28.0 m

•	2.3 g/t Au, 23.8 g/t Ag, 4.1% Zn & 0.4% Pb over 23.9 m

Initial metallurgical work indicated excellent leachability with gold recoveries of approximately 85% in 48-hour cyanidation bottle roll tests (see press release dated June 27, 2024 for additional detail). Oxide material from Gold Hill could be processed at nearly by heap leaching facilities, including i-80 Gold’s Ruby Hill heap leach through a joint venture or tolling arrangement. Very limited drilling has been conducted in this area, and the system remains open on strike.

Technical Disclosure and Qualified Persons

The Report was prepared in accordance with NI 43-101. The Company does not consider the Project a material property for the purposes of NI 43-101 or S-K 1300, therefore, the technical report for the Project will not be filed on SEDAR+ or EDGAR. The Company’s focus is on the execution of its new development plan, which includes advancing five gold projects and the refurbishment of its central processing facility, which underpins its growth strategy to create a mid-tier gold producer in the region.

The technical information contained in this press release has been prepared under the supervision of, and has been reviewed and approved by Terre Lane, Principal Mining Engineer of Global Resource Engineering Ltd., and a registered member of SME and a Qualified Professional in Ore Reserves and Mining with Mining & Metallurgical Society of America (MMSA) (#01407QP), and Tyler Hill CPG., Vice President Geology for the Company, who are all qualified persons within the meaning of NI 43-101.

Endnotes

(1)

Source: Nolan, Thomas B. The Eureka Mining District Nevada: Geological Survey Professional Paper 406. Washington, DC: United States Government Printing Office, 1962. 78pp. & Nolan, T.B., and Hunt, R. N., 1968, The Eureka Mining District, Nevada, in Ridge, J. D., ed., Ore deposits of the United States, 1933-1967 (Graton-Sales Vol.): New York, American Institute of Mining Metallurgy Petroleum Engineers. v. 1. P. 966-991.

(2)	The sample drill results merely represent certain sample results which may not be indicative of total drill results.

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About i-80 Gold Corp.

i-80 Gold Corp. is a Nevada-focused mining company committed to building a mid-tier gold producer through a new development plan to advance its high-quality asset portfolio. The Company is the fourth largest gold mineral resource holder in the state with a pipeline of high-grade development and production-stage projects strategically located in Nevada’s most prolific gold-producing trends. Leveraging its central processing facility following an anticipated refurbishment, i-80 Gold is executing a hub-and-spoke regional mining and processing strategy to maximize efficiency and growth. i-80 Gold’s shares are listed on the Toronto Stock Exchange (TSX: IAU) and the NYSE American (NYSE: IAUX). For more information, visit www.i80gold.com.

For further information, please contact:

Leily Omoumi, SVP Corporate Development & Strategy

1.866.525.6450

info@i80gold.com

www.i80gold.com

CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION

Certain information set forth in this press release, including but not limited to statements regarding the results of the mineral resource estimate on the Project, management’s assessment of the Company’s future plans and operations, the perceived merit of projects or deposits, and the impact and anticipated timing of the Company’s development plan, expectations regarding the timing, execution and results of the Company’s drilling programs, whether the Company can successfully sell the Project, the growth potential of the Project, the potential of FAD mineral resources, the anticipated timing of production, metallurgical testing, project development or technical studies, constitutes forward looking statements or forward-looking information within the meaning of applicable securities laws. All statements other than statements of historical fact are forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “continues”, “forecasts”, “projects”, “predicts”, “intends”, “anticipates” or “believes”, or variations of, or the negatives of, such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. Readers are cautioned that the assumptions used in the preparation of information, although considered reasonable at the time of preparation, may prove to be inaccurate and, as such, reliance should not be placed on forward-looking statements. The Company’s actual results, performance or achievement could differ materially from those expressed in, or implied by, these forward-looking statements and, accordingly, no assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what benefits, if any, that the Company will derive therefrom. By their nature, forward looking statements are subject to numerous risks and uncertainties, some of which are beyond the Company’s control, including general economic and industry conditions, volatility of commodity prices, title risks and uncertainties, uncertainty in geological, metallurgical and geotechnical studies and opinions, and ability to access sufficient capital from internal and external sources such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. The Company’s ability to refinance its indebtedness will depend on the capital markets and its financial condition at such time, currency fluctuations, construction and operational risks, licensing and permit requirements, environmental risks, competition from other industry participants, the lack of availability of qualified personnel or management, imprecision of mineral resource, or production estimates.

This release also contains references to estimates of mineral resources. The estimation of mineral resources is inherently uncertain and involves subjective judgments about many relevant factors. Mineral resources that are not mineral reserves do not have demonstrated economic viability. The accuracy of any such estimates is a function of the quantity and quality of available data, and of the assumptions made and judgments used in engineering and geological interpretation (including estimated future production from the Project, the anticipated tonnages and grades that will be mined and the estimated level of recovery that will be realized), which may prove to be unreliable and depend, to a certain extent, upon the analysis of drilling results and statistical inferences that may ultimately prove to be inaccurate. Mineral resource estimates may have to be re-estimated based on: (i) fluctuations in commodities prices; (ii) results of drilling, (iii) metallurgical testing and other studies; (iv) proposed mining operations, including dilution; (v) the evaluation of mine plans subsequent to the date of any estimates; and (vi) the possible failure to receive required permits, approvals and licenses or changes to existing mining licenses.

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Please see “Risks Factors” in the Form 10-K for the fiscal year ended December 31, 2024 for more information regarding risks pertaining to the Company, which is available on EDGAR at www.sec.gov/edgar and SEDAR+ at www.sedarplus.ca. Readers are encouraged to carefully review these risk factors as well as the Company’s other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. All forward-looking statements contained in this press release speak only as of the date of this press release or as of the dates specified in such statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as required by applicable law.

Additional information relating to i-80 Gold can be found on i-80 Gold’s website at www.i80gold.com, SEDAR+ at www.sedarplus.ca, and on EDGAR at www.sec.gov/edgar. The information included on, or accessible through, the Company’s website is not incorporated by reference into this press release.

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APPENDIX

Figure 1: Regional Map of i-80 Gold’s Projects in Northern Nevada, USA

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Figure 2: Plan View of the FAD Project and Gold Hill Project Situated on the 100% Wholly Owned FAD Property

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Figure 3: Cross-Section of FAD and Gold Hill (A – A’)

Figure 4: View of the Faults and the Mineralized Domain at FAD

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Figure 5: FAD Property Boundary Map and Patented Land Illustration

585075
586075
587075
588075
589075
4373985
4372985
4371985
4370985
FAD
Gold Hill

Fad Land Position Map

i-80 Gold Corp - 2025

N

0 0.5 1 1.5 2 Kilometers

Explanation

Fad Property Boundary

Public

Owned, Lode, Unpatented

Private

Owned, Millsite, Patented

Owned, Lode, Patented

Leased, Lode, Patented

Not Controlled

Not under lease or agr.

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